Exhibit 99.1

CST Trust Company P.O. Box 4202, Postal Station A Toronto, ON M5W 0E4 Tel: 416.682.3800 Fax: 1.877.715.0494 www.canstockta.com Global Resources • Local Service • Customized Solutions

February 6, 2014

Nova Scotia Securities Commission	Securities Commission of Newfoundland and Labrador
Alberta Securities Commission	Saskatchewan Financial and Consumer Affairs Authority
Manitoba Securities Commission	New Brunswick Financial and Consumer Services Commission
Ontario Securities Commission	British Columbia Securities Commission
Superintendant of Securities, Yukon Territory	Superintendant of Securities, Prince Edward Island
Autorité des marchés financiers

RE: Ivanhoe Energy Inc.

Pursuant to a request from the reporting issuer, we wish to advise you of the following information in connection with their Annual Meeting of Shareholders:

Date of meeting:	April 28, 2014
Record date for notice:	March 12, 2014
Record date for voting:	March 12, 2014
Beneficial ownership determination date:	March 12, 2014
Securities entitled to notice:	Common
Securities entitled to vote:	Common
Issuer mailing directly to non objecting beneficial owners:	Yes
Issuer will pay for objecting beneficial owner material distribution:	No
Issuer using notice-and-access for registered investors:	Yes
Issuer using notice-and-access for non-registered investors:	Yes
Notice-and-access stratification criteria:	No

Yours very truly,

Larry Calixtro

Associate Manager, Trust Central Services

cc: CDS & Co. (Via Fax)